UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018

3M Company

(Exact name of registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-3285 (Commission File Number)	41-0417775 (I.R.S. Employer Identification No.)

3M Center, St. Paul, Minnesota (Address of Principal Executive Offices)	55144-1000 (Zip Code)

Registrant’s telephone number, including area code: (651) 733-1110

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

The exhibits filed herewith are exhibits to the Registration Statement on Form S-3 (file no. 333-216219) of 3M Company (the “Company”), filed with the Securities and Exchange Commission on February 24, 2017. On September 11, 2018, the Company entered into a Terms Agreement with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as representatives of the several purchasers named therein, relating to the sale of $400,000,000 aggregate principal amount of the Company’s 3.000% Notes due 2021, $300,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2024, $300,000,000 aggregate principal amount of the Company’s 3.250% Notes due 2024, $600,000,000 aggregate principal amount of the Company’s 3.625% Notes due 2028 and $650,000,000 aggregate principal amount of the Company’s 4.000% Notes due 2048, issued off of the Company’s Medium-Term Note Program, Series F.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Terms Agreement relating to the issuance and sale of the Company’s 3.000% Notes due 2021, Floating Rate Notes due 2024, 3.250% Notes due 2024, 3.625% Notes due 2028 and 4.000% Notes due 2048

4.1	Form of Global Note for the Company’s 3.000% Notes due 2021

4.2	Form of Global Note for the Company’s Floating Rate Notes due 2024

4.3	Form of Global Note for the Company’s 3.250% Notes due 2024

4.4	Form of Global Note for the Company’s 3.625% Notes due 2028

4.5	Form of Global Note for the Company’s 4.000% Notes due 2048

5.1	Opinion of Gregg M. Larson relating to the Company’s 3.000% Notes due 2021, Floating Rate Notes due 2024, 3.250% Notes due 2024, 3.625% Notes due 2028 and 4.000% Notes due 2048

23.1	Consent of Gregg M. Larson (included in Exhibit 5.1 above)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 14, 2018	3M Company

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

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